EXHIBIT 3(i).3


                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              CEO-CHANNEL.COM, INC.


Pursuant  to  the  provision  of  section  607.1006,   Florida  Statutes,   this
corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)


ARTICLE I.  NAME

         The name of the corporation shall be CEO-Channel.com, Inc.: The principal place of business of this corporation shall be 222 Lakeview Avenue, Suite 160-417, West Palm Beach, Fl 33401.

To be changed to:

ARTICLE I. NAME


         The name of the corporation shall be CEO-Channel.net, Inc.: The principal place of business of this corporation shall be 222 Lakeview Avenue, Suite 160-417, West Palm Beach, FL 33401.


SECOND:   If  an   amendment  provides  for  an  exchange,  reclassification  or
          cancellation  of  issued  shares,  provisions  for  implementing   the
          amendment if not contained in the amendment itself, are as follows:

         n/a


THIRD:    The date of each amendment's adoption:                4/4/2000


FOURTH:   Adoption of Amendment(s) check one:

________ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

________ The amendment(s) was/were approved by the shareholders through voting groups.


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          The following  statements must be separately provided for each voting group entitled to vote separately on the amendment(s):

          "The number of votes cast for the amendment(s) was/were sufficient for approval by
                      -----------------------------------------------------."
                         (Voting Group)

____x___ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

________ The amendment(s) was/were adopted by the incorporators without share-holder action and shareholder action was not required.

         Signed this 4th day of April, 2000.


BY:      /s/ Christian Gutierrez
------------------------------------------------
Christian Gutierrez, Sole Officer and Director